Exh. 5.1

                                 Shea & Gardner
                         1800 Massachusetts Avenue, N.W.
                             Washington, D.C. 20036
                                 (202) 828-2000
                               Fax: (202) 828-2195

                                  July 6, 1999

Realty Information Group, Inc.
7475 Wisconsin Avenue
Bethesda, Maryland 20814

       Re:    Registration Statement on Form S-8

Ladies & Gentlemen:

       We have acted as counsel to Realty Information Group, Inc., a Delaware Corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of 1,450,000 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"). The Shares are to be issued under the Realty Information Group, Inc. 1998 Stock Incentive Plan (the "Plan").

       We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we have assumed the genuineness of all signatures on all documents, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the authenticity of all documents submitted to us as originals.

       Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act and the Shares have been issued and paid for pursuant to the terms of the Registration Statement and the Plan, such shares will be validly issued, fully paid, and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                SHEA & GARDNER

                                By:  /s/
                                    -----------------------------
                                     Michael K. Isenman